EXHIBIT B

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of Tapestry Pharmaceuticals, Inc., dated June 9, 2006, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934.

Date: June 9, 2006	Capital Ventures International

By: Heights Capital Management, Inc. pursuant to a Limited Power of Attorney, a copy of which is filed as Exhibit A to the Schedule 13G

	By:	/s/ TODD SILVERBERG
Todd Silverberg, Secretary

Date: June 9, 2006	Heights Capital Management, Inc.

	By:	/s/ TODD SILVERBERG
Todd Silverberg, Secretary